UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2012

POWERWAVE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-21507	11-2723423
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 E. St. Andrew Place

Santa Ana, CA 92705

(Address of principal executive offices)

Registrant’s telephone number, including area code: (714) 466-1000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Credit Agreement

On September 11, 2012, Powerwave Technologies, Inc. (the “Company”) entered into a Credit Agreement with P-Wave Holdings, LLC (an affiliate of The Gores Group, LLC), as the Agent (the “Agent”), and the various financial institutions and other persons from time to time parties thereto (the “Lenders”).

Pursuant to the Credit Agreement, the Lenders provided an initial $35,000,000 secured term loan to the Company (the “Initial Draw”) and shall, from time to time thereafter, make available to the Company additional secured term loans of up to $15,000,000, which the Company may request in one or more advances, subject to the satisfaction of certain closing conditions, including: (i) no event of default occurring or continuing under the Credit Agreement; (ii) prior payment in full of all fees and expenses due under the Credit Agreement; (iii) prior issuance of all Warrants (as defined below) due and payable under the Credit Agreement; and (iv) the Company providing Agent with evidence of the Company’s achievement of forecasted revenues for the fiscal quarter ended on or about January 1, 2013. The Credit Agreement further contemplates that the Agent may make available to the Company incremental secured term loans in an aggregate amount not to exceed $100,000,000 (the “Incremental Loans”), for a total potential commitment of up to $150,000,000 in principal amount of term loans under the Credit Agreement. However, there is no obligation on the part of the Company to accept these Incremental Loans and there is no obligation on the part of the Agent to make any Incremental Loans.

Upon closing the Initial Draw, the Company was required to place $5,000,000 of the gross proceeds in a reserve account as partial security for the Initial Draw. After taking into account the funds placed in the reserve account, and the payment of fees and expenses in connection with the Credit Agreement, the Company received net proceeds of approximately $28,475,000 under the Credit Agreement. The proceeds will be used for working capital and general corporate purposes.

Interest will accrue on the term loans at a rate per annum equal to: (i) during the first year following the closing of the Initial Draw, 14.00%, with 4.00% payable in cash and 10.00% payable, at the Company’s option, in cash or in kind; and (ii) for the period following the first anniversary of the closing of the Initial Draw, 17.00%, with 7.00% payable in cash and 10.00% payable, at the Company’s option, in cash or in kind.

The term loans mature upon the earliest of: (i) the three year anniversary of the closing of the Initial Draw; (ii) the occurrence of a “Fundamental Change” (as defined in that certain Indenture, dated as of July 26, 2011, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), with respect to the Company’s 2.750% Convertible Senior Subordinated Notes due 2041; and (iii) July 1, 2014, if the Company’s indebtedness under the Indenture, dated as of September 24, 2007, between the Company and the Trustee, with respect to the Company’s 3.875% Convertible Subordinated Notes due 2027, is not paid or exchanged prior to that date.

The Credit Agreement requires the Company to comply with certain financial covenants, including: (i) maintenance of certain minimum revenue thresholds for each fiscal quarter during the term of the Credit Agreement (unless earnings before interest, taxes, depreciation and amortization (“EBITDA”) and revenues for such fiscal quarter are in excess of specified thresholds for such quarter); (ii) maintenance of certain minimum EBITDA thresholds for each fiscal quarter during the term of the Credit Agreement beginning with the fiscal quarter ending on or about January 1, 2013; and (iii) maintenance of Liquidity (as defined in the Credit Agreement) of at least $5,000,000 during the term of the Credit Agreement. The Credit Agreement also limits the amount of the Company’s capital expenditures in any fiscal quarter, with certain limited exceptions.

In addition, the Credit Agreement includes certain other covenants, including: (i) requiring the Company to furnish to each Lender certain financial statements, reports and other items described in the Credit Agreement; (ii) requiring the Company to maintain a system of accounting that enables the Company to produce financial statements in accordance with generally accepted accounting principals in the United States; (iii) restricting the Company’s ability to retain greater than $7,000,000 in accounts outside of the United States; (iv) prohibiting the Company from incurring or assuming any additional indebtedness or liens, subject to limited exceptions; (v) prohibiting the Company from making investments, subject to limited exceptions; (vi) prohibiting the Company from making certain restricted payments; (vii) prohibiting the Company from prepaying obligations with respect to certain outstanding indebtedness; and (viii) other customary covenants for a transaction of this nature.

Concurrently with the execution of the Credit Agreement, the Company entered into certain additional agreements and documents, including: (i) a Security Agreement, which grants the Agent a security interest in substantially all of the assets of the Company (the “Security Agreement”); (ii) a Warrant to Purchase Common Stock, which provides for the issuance of warrants to purchase shares of the Company’s common stock based upon amounts actually advanced under the Credit Agreement (the “Warrants”); and (iii) a Registration Rights Agreement providing for the registration of shares issuable upon exercise of the Warrants (the “Registration Rights Agreement”). The Security Agreement, the Warrants and the Registration Rights Agreement are each discussed in further detail below.

Security Agreements

Pursuant to the terms of the Security Agreement, the Company (i) granted to the Agent, on behalf of the Lenders, a first priority perfected security interest in substantially all of its assets, including all of its intellectual property rights; and (ii) pledged and delivered possession of all of the equity securities held by the Company of certain of its domestic subsidiaries and 66% of the equity securities of certain of its foreign subsidiaries held by the Company. The Security Agreement further provides that, amongst other things, upon the occurrence and during the continuance of an Event of Default (as defined therein), the Agent will become entitled to (i) take possession of and to sell the assets of the Company in order to recover the amounts due to the Lenders under the Credit Agreement and any other amounts, fees or payments that may be due and payable to the Lenders under the Credit Agreement or any related documents; and (ii) transfer the pledged securities into its name, to vote those securities and, subject to applicable securities laws, to sell those securities in order to recover amounts owed to it by the Company under the Credit Agreement. Furthermore, the Company and the Agent entered into a customary Copyright Security Agreement, Patent Security Agreement and Trademark Security Agreement, in substantially the forms attached to the Security Agreement.

Warrants

As consideration for the issuance of term loans pursuant to the Credit Agreement, the Company agreed to issue Warrants to purchase 75,000 shares of the Company’s common stock for each $1,000,000 of principal amount actually advanced under the Credit Agreement. Accordingly, in connection with closing the Initial Draw, the Company issued Warrants to purchase 2,625,000 shares to Agent. The exercise price of the Warrants is $0.50, subject to adjustment as described below. The Warrants have a term of ten years.

In the event the Company will (subject to customary exceptions), at any time while any of the Warrants are outstanding, issue or sell additional shares of the Company’s common stock for consideration per share less than the exercise price, then the exercise price in effect immediately prior to such issuance will be reduced based upon a formula set forth in the Warrants. The formula provides a customary “weighted-average exercise price” adjustment that could result in a decrease in the exercise price and a corresponding increase in the number of shares issuable upon conversion of the Warrants. The Warrants also contain customary provisions whereby, to the extent the Company pays stock dividends, effects stock splits or undertakes certain other transactions, the number and exercise price of the shares underlying the Warrants will be proportionately adjusted.

The Warrants further provide that, to the extent the Company is required to issue shares under the Warrants in excess of the amount permitted to be issued without stockholder approval under the NASDAQ Listing Rules, then the Company will, at its option, either: (i) obtain stockholder approval in accordance with the NASDAQ Listing Rules, or (ii) in lieu of delivering the excess shares, pay cash on a pro rata basis to the holders of the Warrants being exercised in an amount per share equal to the volume-weighted average price per share (as described in the Warrants) for the trading day immediately preceding the date of such exercise.

Registration Rights Agreement

In connection with the issuance of the Warrants, the Company entered into the Registration Rights Agreement with the Agent. Under the Registration Rights Agreement, the Company has agreed to register with the Securities and Exchange Commission (the “SEC”) the shares of common stock underlying the Warrants (the “Warrant Shares”), so that the Warrant Shares may be publicly resold. The following is a summary of the Company’s registration obligations under the Registration Rights Agreement:

•	Mandatory Registration: The Company is required to prepare, within 45 days from the Closing of the Initial Draw, a registration statement with respect to all of the Warrant Shares then outstanding, and will use its reasonable best efforts to cause the registration statement to be declared effective under the Securities Act within 90 days after such date. If the registration statement is not filed with the SEC by the required deadline, the Company could be subject to late filing penalties.

•

Demand Registration: Subject to certain exceptions, the holders of a majority of the Warrant Shares have the right to demand, on not more than two occasions, that the Company file a registration statement covering the resale of Warrant Shares held by the initiating holders (and other holders, subject to their compliance with certain requirements). The Company may suspend the use of these demand registration statements for limited periods of time for valid business reasons, including plans for a registered public offering, an acquisition, or other corporate developments. The initiating holders are permitted to demand that their Warrant Shares be distributed through an underwriting upon request to the Company, provided that holders are only entitled to demand one distribution through an underwriting within the first twelve months of closing the Initial Draw.

•

Piggyback Registration: Subject to certain exceptions, if the Company registers any shares of its common stock solely for cash, the holders of the Warrant Shares will have the right to include their Warrant Shares in the registration. To the extent the Company’s shares are being distributed through an underwriting, the holders of the Warrant Shares are required to accept the terms of the underwriting. The underwriters will have the right to limit the number of Warrant Shares to be included in the registration, provided that the holders of the Warrant Shares will not be reduced to less than 20% of the aggregate shares offered.

The registration rights described above will terminate on the earlier of (i) the date on which a registration statement with respect to the Warrant Shares will have become effective under the Securities Act and such Warrant Shares have been sold or transferred pursuant to such registration statement, or (ii) such Warrant Shares have been transferred in compliance with Rule 144 under the Securities Act (or any successor provision thereto).

The foregoing descriptions of the Credit Agreement, Security Agreement, Warrants and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement, Security Agreement, Warrants and Registration Rights Agreement, copies of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above with respect to the Credit Agreement and the term loans provided, or to be provided, thereby is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 above with respect to the Warrants is incorporated herein by reference.

The Warrants, and the Warrant Shares, have been offered for sale and have been or will be sold only to Agent in reliance upon the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). Neither the Warrants nor the Warrant Shares have been registered under the Securities Act or qualified under any applicable state securities laws and may not be offered or sold in the United States absent such registration and qualification, or applicable exemptions therefrom. The Warrant Shares may be registered under the Securities Act in the future in accordance with the terms of the Registration Rights Agreement.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of the securities discussed herein, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Item 7.01	Regulation FD Disclosure

Concurrently with the filing of this Current Report, the Company issued a press release announcing the execution of the Credit Agreement and the committed term loans contemplated thereby. A copy of such press release is attached as Exhibit 99.1 to this Current Report.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and neither such information nor Exhibit 99.1 will be deemed incorporated by reference in any filing under the Securities Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished as part of this Current Report.

Exhibit No.	Description

99.1	Press Release dated September 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWERWAVE TECHNOLOGIES, INC

Date: September 12, 2012	By:	/s/ Kevin T. Michaels
Kevin T. Michaels Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 12, 2012.